Exhibit 10.9

House Lease Contract

Lessor: Taicang Science and Technology Venture Park Co., Ltd. (hereinafter referred to as “Party A”)

Lessee: Suzhou Connect Biopharmaceuticals, Ltd. (hereinafter referred to as “Party B”)

In accordance with the “Contract Law of the People’s Republic of China” and relevant provisions, in order to define the rights and obligations of the Lessor and the Lessee, Party A and Party B hereby sign this Contract upon negotiated consensus.

Article 1 Party A will lease the 3rd floor of the 2# R&D Building at No. 6 West Beijing Road, Taicang City, to Party B for the company’s office use, with a house area of 1,611.63 m2.

Article 2 Lease period: from March 1, 2019 to February 28, 2022.

When the lease contract is terminated upon expiration, if Party B proposes the renewal of the contract, it shall notify Party A of its intention to renew the contract in writing one month before the expiration of the contract. After the contract expires, if Party A continues to lease out the house, Party B shall have priority.

Article 3 House rent and consultation & technical service fee

The rent will be RMB 23/m2•month, and the consultation & technical service fee will be RMB 3/m2•month.

Mode of payment: quarterly payment; the rent and consultation & technical service fee for one month shall be paid as a security deposit within five working days from the signing date of the contract, and meanwhile, the rent and consultation & technical service fee for three months shall be paid (subsequently, every three months shall be a payment cycle). The rent and consultation & technical service fee for the next cycle, i.e., three months, shall be paid 15 days before the expiration of the 3rd month of the first cycle, and the rest may be deduced by analogy.

After Party B’s payment, Party A shall issue a general value-added tax invoice.

Article 4 Party A’s rights and obligations

1. Party A shall provide intact office house, and guarantee the supply of water and electricity. In case of any failure, Party A shall solve it in a timely manner. The water & electricity fee shall be borne by Party B and withheld and paid by Party A, and Party B shall make payment in a timely manner according to Party A’s provisions.

2. Party A shall be responsible for the repair of the house to ensure Party B’s normal and safe use. Party A shall be responsible for the management services of public areas.

3. If there are the factors beyond Party A’s control that cause the instability or interruption of services such as water, electricity, network, etc., Party A need not assume any responsibility, but shall try its best to take effective measures to reduce the influences and losses caused thereby.

Article 5 Party B’s rights and obligations

1. Party B shall not sublease, transfer, or lend the house arbitrarily, and shall not use the house for non-office use (warehouse, dormitory, etc.).

2. Party B shall not use the leased house to conduct illegal activities and harm public interests.

3. Party B shall guarantee to comply with the “Interim Regulations on Property Management of the Incubation Building”, the “Interim Regulations on Renovation Management” and other relevant provisions on property management formulated by Party A.

[seal:] Taicang Science and Technology Venture Park Co., Ltd. [illegible]

[seal:] Suzhou Connect Biopharmaceuticals, Ltd. 3205851965705

1. If Party B renovates the house due to business needs, it shall not damage the structure and appearance of the house, and the outdoor unit of air conditioner shall not be hung outdoors without authorization and shall be placed at a designated location in the park; if the renovation involves the construction and modification of fire safety, it needs to declare to the relevant management department independently according to national provisions; Party B shall submit a plan to Party A in writing before the renovation, which may be implemented only after Party A gives its consent, otherwise Party B must bear the economic losses caused thereby. Party B needs to comply with the relevant regulations on renovation management formulated by Party A.

2. The elevators, stairs, passages, and other public spaces on this floor shall be shared by all users, and Party B shall not hinder the use of others.

3. Party B shall pay house rent, consultation & technical service fee and other expenses on time.

4. Party B shall comply with other provisions of Party A’s management department.

5. Party B shall strictly abide by the Chinese laws and regulations on the protection of intellectual property rights, and assume the legal liability for any infringement or violation of intellectual property rights independently.

6. When this Contract is terminated, or when Party B leaves the park in advance, Party B must settle the house rent and consultation & technical service fee in a timely manner. Party B shall promise that all items in the office site will not be removed before all expenses have been settled. In the event of forcible removal, Party A shall have the right to interfere. In the event of any losses to Party A, it shall be handled according to Paragraph 3, Article 6.

7. When this Contract is terminated, Party B shall remove all items belonging to Party B in the leased site, including interior renovation and various equipment, and restore the site to its original state at its own expense. If Party B fails to restore the leased site to its original condition, the interior renovation (such as partitions, doors, windows, etc.) shall not be dismantled or damaged.

After the site is returned to Party A, Party A may freely dispose of the items used and left by Party B in the leased site.

8. When this Contract is terminated, if Party B is unable to return the leased site in a timely manner, from the next day after the termination date of the contract until the return date of the leased site, Party B shall pay Party A a liquidated damage equivalent to two times of the monthly rent and other expenses. At the same time, if Party A suffers other losses, Party B shall also pay compensation.

9. When Party B returns the leased site, it shall not require Party A to purchase the interior renovation and various equipment funded by Party B.

10. Party B shall assist Party A in the management work and publicity, education, and cultural activities of the venture park; cooperate on the statistical work of the venture park, and report the relevant statistics of technological enterprise incubator required by the relevant national and local departments to the venture park in a timely manner.

Article 6 If Party B has one of the following circumstances, Party A can terminate the contract, stop the supply of water & electricity and other service guarantees, and recover the house (Party B shall bear and be responsible for all losses caused thereby, including Party B’s renovation, etc.):

1. Party B subleases, transfers, or lends the house arbitrarily;

2. Party B uses the leased house to conduct illegal activities and harm public interests;

3. Party B delays the arrears of rent and consultation & technical service fee for two months (due to Party B’s delay in the arrears of rent, consultation & technical service fee, etc., with the result of causing Party A’s losses, Party B shall agree to Party A’s free disposal of the office furniture, office supplies and other assets left by Party B in the house to cover the arrears owed by Party B, and Party A shall reserve the right to investigate the legal liability of Party B).

[seal:] Taicang Science and Technology Venture Park Co., Ltd. [illegible]

[seal:] Suzhou Connect Biopharmaceuticals, Ltd. 3205851965705

Article 7 Change of the Lessor and the Lessee

1. If Party A transfers the ownership of the house to any third party, the contract shall continue to be valid for the new owner of the house.

2. If Party A sells the house, it must notify Party B three months in advance.

3. If Party B terminates the contract in advance, it shall notify Party A in writing one month in advance. After the settlement of expenses between both parties, Party A shall return Party B’s security deposit.

Article 8 Liability for violation of contract

1. If either party terminates the contract in advance without justifiable reasons and causes economic losses to the other party, it shall pay compensation.

2. If the Lessee delays the payment of rent, in addition to making up the payment in a timely manner, it shall pay a liquidated damage at a daily rate of 0.05% from the date when the payment is delayed.

Article 9 Conditions for disclaimer of liability

If the house is destroyed due to force majeure, with the result of causing Party A’s losses, both parties shall not be liable to each other.

Article 10 Conditions for dispute resolution

If there is any dispute during the performance of this Contract, both parties shall resolve it through negotiation; if the negotiation fails, they may file a lawsuit with the Taicang People’s Court.

Article 11 The matters not covered in this Contract shall be subject to the relevant provisions of the “Contract Law of the People’s Republic of China”, and supplementary provisions shall be made after the mutual negotiation between both parties to the contract. The supplementary provisions shall have the same effect as this Contract.

This Contract shall be made in quadruplicate, and both parties shall hold two copies respectively.

Party A: Taicang Science and Technology Venture Park Co., Ltd.	Party B: Suzhou Connect Biopharmaceuticals, Ltd.
Agent (Signature): /s/ [STAMPED]	Legal Representative (Signature): /s/ [STAMPED]
[seal:] Taicang Science and Technology Venture Park Co., Ltd. 3205850937840	[seal:] Suzhou Connect Biopharmaceuticals, Ltd. 3205851965705

(Month) (Day) (Year)	February 1, 2019 (Month) (Day) (Year)

[seal:] Taicang Science and Technology Venture Park Co., Ltd. 3205850937840 （太仓市科技创业园有限公司）	[seal:] Suzhou Connect Biopharmaceuticals, Ltd. 3205851965705 （苏州康乃德生物医药有限公司）